Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com

LEVI STRAUSS & CO. REPORTS SECOND-QUARTER 2024 FINANCIAL RESULTS
REPORTED REVENUE GROWTH OF 8%, UP 9% CONSTANT CURRENCY, IN-LINE WITH COMPANY EXPECTATIONS
RECORD GROSS MARGIN OF 60.5%, UP 180 BPS OVER PRIOR YEAR
GLOBAL DTC REVENUE UP 8%, 11% IN CC, INCLUDING 12% GROWTH IN THE U.S.
DILUTED EPS OF $0.04, ADJUSTED DILUTED EPS OF $0.16 EXCEEDING EXPECTATIONS
COMPANY REAFFIRMS 1-3% FY REVENUE GROWTH, ADJUSTED DILUTED EPS OF $1.17-$1.27 AND RAISES QUARTERLY DIVIDEND

SAN FRANCISCO (June 26, 2024) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the second quarter ended May 26, 2024.
“We delivered another strong quarter driven by the Levi’s® brand's prominence at the center of culture, a robust pipeline of newness and innovation, and continued momentum in our global direct-to-consumer channel. Our amplified focus on women’s and denim lifestyle is delivering outsized growth and driving meaningful market share gains,” said Michelle Gass, President and CEO of Levi Strauss & Co. “Our transformational pivot to operating as a DTC-first company is yielding positive results around the world, giving me great confidence that we will achieve accelerated, profitable growth for the rest of the year and beyond.”
“We are pleased to have delivered earnings that significantly exceeded expectations for a second consecutive quarter. The structural economics of our business continue to strengthen driven by record gross margins resulting in improved profitability across both DTC and wholesale and lower than expected inventory,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “Our positive cash flow generation enabled us to raise the quarterly dividend for the first time in six quarters. The strength in our business fueled by our expanded product portfolio increases our total addressable market and gives us confidence in our ability to drive long-term shareholder value.”
Financial Highlights
•Net Revenues of $1.4 billion were 8% higher on a reported basis and 9% higher on a constant-currency basis versus Q2 2023. Adjusting for the approximate $100 million shift in wholesale shipments from Q2 to Q1 2023 related to the U.S. ERP implementation and the exit of the Denizen® business, net revenues would have been up 1% to prior year, and 2% in constant currency.
•In the Americas, net revenues increased 17% on a reported basis and 16% on a constant-currency basis. Adjusting for the shift in wholesale shipments and the exit of the Denizen® business, the Americas was up 3% and the U.S. was up 2%.
•In Europe, net revenues decreased 2% on a reported and constant-currency basis, reflecting a sequential improvement from Q1 across both wholesale and DTC.
•Asia net revenues were roughly in line with prior year on a reported basis and up 6% on a constant-currency basis, on top of 27% growth in the prior year on a constant-currency basis, reflecting growth across most markets.
•Other Brands net revenues increased 10% on both a reported and constant-currency basis.

•DTC (Direct-to-Consumer) net revenues increased 8% on a reported basis and 11% on a constant-currency basis. DTC growth reflected a 12% increase in the U.S. and a 7% increase in Europe. Revenues from e-commerce grew 19% on a reported and constant-currency basis, reflecting double-digit growth across the Levi’s® and Beyond Yoga® brands. DTC comprised 47% of total net revenues in the second quarter.
•Wholesale net revenues grew 7% on a reported basis and 8% on a constant-currency basis. Adjusting for the approximate $100 million shift in wholesale shipments from the U.S. ERP implementation from Q2 to Q1 2023 and the exit of the Denizen® business, global wholesale net revenues decreased 4% to prior year, reflecting sequential improvement from Q1.

	Net Revenues				Operating Income (loss)
	Three Months Ended		% Increase (Decrease)		Three Months Ended		% Increase (Decrease)
($ millions)	May 26, 2024	May 28, 2023	As Reported	Constant Currency	May 26, 2024	May 28, 2023	As Reported	Constant Currency
Americas	$712	$609	17%	16%	$126	$53	138%	133%
Europe	$354	$361	(2)%	(2)%	$53	$55	(3)%	—%
Asia	$260	$262	(1)%	6%	$34	$32	6%	19%
Other Brands	$115	$105	10%	10%	$(2)	$(2)	(9)%	12%

•Operating margin was 1.5% compared to 0.7% in Q2 2023 from higher net revenue and gross margin. Adjusted EBIT margin increased 360 basis points to 6.0% from 2.4% last year on a reported basis also primarily due to higher net revenue and gross margin.
◦Gross margin increased 180 basis points to 60.5% from 58.7% in Q2 2023 primarily due to lower product costs and favorable mix shift, partially offset by currency exchange impacts.
◦Selling, general and administrative (SG&A) expenses were $795 million compared to $768 million in Q2 2023. Adjusted SG&A was up 4.3% to $785 million compared to $753 million last year. As a percentage of sales, adjusted SG&A was 54.4% compared to 56.3% last year, leveraging 190 basis points mostly from our cost control actions.
◦Restructuring charges were $55 million related to Project Fuel, consisting primarily of severance and post-employment benefit charges primarily as a result of the strategic shift to third-party run distribution centers.
•Interest and other expenses, net, which include foreign exchange losses, were $10 million in the aggregate compared to $17 million in Q2 2023.
•The effective income tax rate was (49.4)%, reflecting a $7.5 million favorable adjustment, compared to 78.4% in Q2 2023.
•Net income was $18 million compared to a net loss of $2 million in Q2 2023. Adjusted net income was $66 million compared to $15 million in Q2 2023.
•Diluted earnings per share was $0.04 compared to diluted loss per share of $(0.00) in Q2 2023. Adjusted diluted earnings per share was $0.16 compared to $0.04 in Q2 2023.

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Six Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	May 26, 2024	May 28, 2023			May 26, 2024	May 28, 2023
Net revenues	$1,441	$1,337	8%	9%	$2,999	$3,026	(1)%	—%
Net income (loss)	$18	$(2)	*	*	$7	$113	(94)%	(93)%
Adjusted net income	$66	$15	*	*	$169	$150	12%	15%
Adjusted EBIT	$87	$32	176%	204%	$228	$217	5%	7%
Diluted earnings (loss) per share	$0.04	$(0.00)	4¢	5¢	$0.02	$0.28	(26)¢	(25)¢
Adjusted diluted earnings per share	$0.16	$0.04	12¢	13¢	$0.42	$0.37	5¢	5¢
_____________
* Not meaningful
Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of May 26, 2024
•Cash and cash equivalents were $641 million, while total liquidity was approximately $1.4 billion.
•Total inventories decreased 7% on a dollar basis and 19% excluding the impact of modified terms with the majority of our suppliers, which now results in the company taking ownership of inventory for goods brought into the Americas closer to the point of shipment rather than destination.
Shareholder Returns
The company returned approximately $65 million to shareholders in the second quarter, a 36% increase over prior year, including:
•Dividends of $48 million, representing a dividend of $0.12 per share.
•Share repurchases of $17 million, reflecting 0.8 million shares retired.
As of May 26, 2024, the company had $639 million remaining under its current share repurchase authorization, which has no expiration date.
The company has declared an 8% increase to the dividend to $0.13 per share totaling approximately $52 million. The dividend is payable in cash on August 20, 2024 to the holders of record of Class A common stock and Class B common stock at the close of business on August 2, 2024.
Project Fuel Update
As part of our ongoing global productivity initiative, Project Fuel, the company will transition from a primarily owned-and-operated distribution and logistics network in the U.S. and Europe to one that will be more balanced between owned and third-party logistics providers. In the near term, these changes require the parallel operation of new and old facilities for the rest of 2024, resulting in a transitory increase in distribution costs. This strategic shift aligns with our goal of creating a seamless omni-channel experience which will deliver best-in-class service to our customers globally.
Fiscal 2024 Guidance
•Company reaffirms reported net revenues are expected to be up 1% to 3% year-over-year.
•Adjusted diluted EPS is expected to be between $1.17 to $1.27, inclusive of a 5-cent adverse impact to EPS attributable to our new distribution and logistics strategy, increased marketing spend in H2, and incremental FX headwinds.

•More details will be provided during the earnings conference call.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, or currency impacts. Adjusted diluted EPS is a non-GAAP measure. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on
https://register.vevent.com/register/BIc2dd03320f1c4f878cc3c1b41244b2a8 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on
https://edge.media-server.com/mmc/p/b8ixcfy5/.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, Denizen® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,300 brand-dedicated stores and shop-in-shops. Levi Strauss & Co.'s reported 2023 net revenues were $6.2 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company's expectations for the full fiscal year 2024 net revenues, adjusted diluted earnings per share and effective tax rate; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; inflationary pressures; fluctuations in foreign currency exchange rates; global economic conditions; supply chain constraints and disruptions; future dividend payments; future share repurchases; performance of our wholesale and DTC businesses; future inventory levels and our ability to execute against our long-term business strategies. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2023 and its Quarterly Report on Form 10-Q for the quarter ended May 26, 2024, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin, Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow, and return on invested capital, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 26, 2024	November 26, 2023

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$641.4	$398.8
Trade receivables, net	581.8	752.7
Inventories	1,220.0	1,290.1
Other current assets	206.8	196.0
Total current assets	2,650.0	2,637.6
Property, plant and equipment, net	686.4	680.7
Goodwill	317.6	303.7
Other intangible assets, net	275.4	267.6
Deferred tax assets, net	774.2	729.5
Operating lease right-of-use assets, net	1,062.7	1,033.9
Other non-current assets	419.6	400.6
Total assets	$6,185.9	$6,053.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	623.1	567.9
Accrued salaries, wages and employee benefits	205.7	214.9
Accrued sales returns and allowances	165.8	189.8
Short-term operating lease liabilities	246.0	245.5
Other accrued liabilities	628.5	569.4
Total current liabilities	1,869.1	1,787.5
Long-term debt	1,006.0	1,009.4
Long-term operating lease liabilities	937.8	913.1
Long-term employee related benefits and other liabilities	419.3	297.2
Total liabilities	4,232.2	4,007.2

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 104,598,166 shares and 102,104,670 shares issued and outstanding as of May 26, 2024 and November 26, 2023, respectively; and 422,000,000 Class B shares authorized, 292,825,765 shares and 295,243,353 shares issued and outstanding, as of May 26, 2024 and November 26, 2023, respectively	0.4	0.4
Additional paid-in capital	708.0	686.7
Retained earnings	1,620.0	1,750.2
Accumulated other comprehensive loss	(374.7)	(390.9)
Total stockholders’ equity	1,953.7	2,046.4
Total liabilities and stockholders’ equity	$6,185.9	$6,053.6

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Dollars in millions, except per share amounts) (Unaudited)
Net revenues	$1,441.2	$1,336.8	$2,998.8	$3,025.7
Cost of goods sold	569.5	552.6	1,220.6	1,299.2
Gross profit	871.7	784.2	1,778.2	1,726.5
Selling, general and administrative expenses	794.7	767.8	1,585.4	1,541.4
Restructuring charges, net	55.1	6.5	171.3	17.8
Operating income	21.9	9.9	21.5	167.3
Interest expense	(10.3)	(13.2)	(20.3)	(23.9)
Other income (expense), net	0.4	(3.9)	(1.9)	(11.4)
Income (loss) before income taxes	12.0	(7.2)	(0.7)	132.0
Income tax (benefit) expense	(6.0)	(5.6)	(8.0)	18.9
Net income (loss)	$18.0	$(1.6)	$7.3	$113.1
Earnings (loss) per common share:
Basic	$0.05	$(0.00)	$0.02	$0.29
Diluted	$0.04	$(0.00)	$0.02	$0.28
Weighted-average common shares outstanding:
Basic	398,799,458	397,455,261	398,897,030	396,671,862
Diluted	402,907,212	397,455,261	402,972,543	401,141,666

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 26, 2024	May 28, 2023

	(Dollars in millions) (Unaudited)
Cash Flows from Operating Activities:
Net income	$7.3	$113.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88.7	79.4
Property, plant, and equipment impairment, and early lease terminations, net	0.2	14.9
Stock-based compensation	35.5	38.4
Deferred income taxes	(43.6)	(36.5)
Other, net	9.0	(11.3)
Net change in operating assets and liabilities	451.7	(72.6)
Net cash provided by operating activities	548.8	125.4
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(111.8)	(181.4)
Payment for business acquisition	(34.4)	(5.2)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, net	5.9	34.3
Proceeds from sale, maturity and collection of short-term investments	—	70.8
Other investing, net	(1.1)	—
Net cash used for investing activities	(141.4)	(81.5)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	—	200.0
Repayments of senior revolving credit facility	—	(75.0)
Repurchase of common stock	(41.9)	(8.1)
Tax withholdings on equity awards	(18.4)	(19.0)
Dividends to stockholders	(95.6)	(95.2)
Other financing activities, net	(7.0)	3.2
Net cash (used for) provided by financing activities	(162.9)	5.9
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1.9)	(7.8)
Net increase in cash and cash equivalents and restricted cash	242.6	42.0
Beginning cash and cash equivalents	398.8	429.6
Ending cash and cash equivalents	$641.4	$471.6

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$39.1	$39.9
Supplemental disclosure of cash flow information:
Cash paid for income taxes during the period, net of refunds	61.7	40.5

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the second quarter of fiscal 2024 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2024
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on June 26, 2024, discussing the company’s financial condition and results of operations as of and for the quarter and year ended May 26, 2024.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administration (“SG&A”) expenses	Adjusted SG&A
SG&A expenses excluding acquisition and integration related charges, property, plant, and equipment, right-of-use asset impairment, and early lease terminations, net and restructuring related charges, severance and other, net

SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income (loss)	Adjusted EBIT
Net income (loss) excluding income tax (benefit) expense, interest expense, other expense (income), net, acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment and early lease terminations, net, goodwill and other intangible asset impairment charges, and restructuring and restructuring related charges, severance and other, net

Net income (loss) margin	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net income (loss)	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income (loss)	Adjusted net income
Net income (loss) excluding acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment charges and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring and restructuring related charges, severance and other, net, adjusted to give effect to the income tax impact of such adjustments.

Net income (loss) margin	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings (loss) per share	Adjusted diluted earnings per share	Adjusted net income (loss) per weighted-average number of diluted common shares outstanding

Adjusted SG&A:

	Three Months Ended		Six Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$794.7	$767.8	$1,585.4	$1,541.4

Non-GAAP measure:
Selling, general and administrative expenses	$794.7	$767.8	$1,585.4	$1,541.4
Acquisition and integration related charges(1)	—	(1.3)	(4.0)	(2.5)
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	(0.1)	—	(14.9)
Goodwill and other intangible asset impairment charges(3)	—	—	(5.5)	—
Restructuring related charges, severance and other, net(4)	(10.0)	(13.7)	(25.4)	(14.3)
Adjusted SG&A	$784.7	$752.7	$1,550.5	$1,509.7

SG&A margin	55.1%	57.4%	52.9%	50.9%
Adjusted SG&A margin	54.4%	56.3%	51.7%	49.9%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the six-month period ended May 28, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily include $18.8 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, net of a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war.
(3)For the six-month period ended May 26, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(4)For the three-month period ended May 26, 2024, restructuring related charges, severance, and other, net primarily relates to consulting costs associated with our restructuring initiative of $5.2 million, other legal settlements and executive separation charges of $3.9 million and transaction and deal related costs of $0.7 million. The six-month period ended May 26, 2024 primarily relates to consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
For the three-month period ended May 28, 2023, restructuring related charges, severance, and other, net primarily relates to other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $2.9 million and other transaction and deal related costs. The six-month period ended May 28, 2023 primarily relates to other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $3.4 million and other transaction and deal related costs.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$18.0	$(1.6)	$7.3	$113.1

Non-GAAP measure:
Net income (loss)	$18.0	$(1.6)	$7.3	$113.1
Income tax (benefit) expense	(6.0)	(5.6)	(8.0)	18.9
Interest expense	10.3	13.2	20.3	23.9
Other (income) expense, net	(0.4)	3.9	1.9	11.4
Acquisition and integration related charges(1)	—	1.3	4.0	2.5
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	—	0.1	—	14.9
Goodwill and other intangible asset impairment charges(3)	—	—	5.5	—
Restructuring and restructuring related charges, severance and other, net(4)	65.1	20.2	196.7	32.1
Adjusted EBIT	$87.0	$31.5	$227.7	$216.8
Depreciation and amortization	45.1	38.7	88.6	77.2
Adjusted EBITDA	$132.1	$70.2	$316.3	$294.0

Net income (loss) margin	1.2%	(0.1)%	0.2%	3.7%
Adjusted EBIT margin	6.0%	2.4%	7.6%	7.2%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the six-month period ended May 28, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $18.8 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, net of a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war.
(3)For the six-month period ended May 26, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(4)For the three-month period ended May 26, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $55.1 million related to Project Fuel, consulting costs associated with our restructuring initiative of $5.2 million, other legal settlements and executive separation charges of $3.9 million and transaction and deal related costs of $0.7 million. The six-month period ended May 26, 2024 primarily includes net restructuring charges of $171.3 million related to Project Fuel, consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
For the three-month period ended May 28, 2023, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $6.5 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $2.9 million and other transaction and deal related costs. The six-month period ended May 28, 2023 primarily includes net restructuring charges of $17.8 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $3.4 million and other transaction and deal related costs.

Adjusted Net Income:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$18.0	$(1.6)	$7.3	$113.1	$143.8	$436.6

Non-GAAP measure:
Net income (loss)	$18.0	$(1.6)	$7.3	$113.1	$143.8	$436.6
Acquisition and integration related charges(1)	—	1.3	4.0	2.5	6.5	5.4
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	—	0.1	—	14.9	48.5	(3.0)
Goodwill and other intangible asset impairment charges(3)	—	—	5.5	—	95.7	—
Restructuring and restructuring related charges, severance and other, net(4)	65.1	20.2	196.7	32.1	207.5	40.8
Pension settlement loss	—	—	—	—	19.0	—
Unrealized gains on marketable securities	—	—	—	—	—	(19.9)
Tax impact of adjustments(5)	(16.9)	(4.8)	(44.8)	(12.6)	(61.6)	(11.9)
Adjusted net income	$66.2	$15.2	$168.7	$150.0	$459.4	$448.0

Net income (loss) margin	1.2%	(0.1)%	0.2%	3.7%
Adjusted net income margin	4.6%	1.1%	5.6%	5.0%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the six-month period ended May 28, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily include $18.8 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, net of a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war.
(3)For the six-month period ended May 26, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(4)For the three-month period ended May 26, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $55.1 million related to Project Fuel, consulting costs associated with our restructuring initiative of $5.2 million, other legal settlements and executive separation charges of $3.9 million and transaction and deal related costs of $0.7 million. The six-month period ended May 26, 2024 primarily includes net restructuring charges of $171.3 million related to Project Fuel, consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
For the three-month period ended May 28, 2023, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $6.5 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $2.9 million and other transaction and deal related costs. The six-month period ended May 28, 2023 primarily includes net restructuring charges of $17.8 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $3.4 million and other transaction and deal related costs.
(5)Tax impact calculated using the annual effective tax rate of 21.7%, which excludes discrete costs and benefits, primarily $7.5 million of tax benefit related to the favorable resolution of a state audit.

Adjusted Diluted Earnings per Share:

	Three Months Ended		Six Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Unaudited)
Most comparable GAAP measure:
Diluted earnings (loss) per share(1)	$0.04	$(0.00)	$0.02	$0.28

Non-GAAP measure:
Diluted earnings (loss) per share	$0.04	$(0.00)	$0.02	$0.28
Acquisition and integration related charges(2)	—	—	0.01	0.01
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(3)	—	—	—	0.03
Goodwill and other intangible asset impairment charges(4)	—	—	0.01	—
Restructuring and restructuring related charges, severance and other, net(5)	0.16	0.05	0.49	0.08
Tax impact of adjustments(6)	(0.04)	(0.01)	(0.11)	(0.03)
Adjusted diluted earnings per share(1)	$0.16	$0.04	$0.42	$0.37
_____________
(1)For the three-month period ending May 28, 2023, 397.5 million shares were used in the calculation of diluted loss per share and 400.6 million were used in the calculation of adjusted diluted earnings per share. The dilutive effect of stock awards of 3.1 million were not included in the calculation of diluted loss per share as the inclusion of these securities would have been anti-dilutive.
(2)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(3)For the six-month period ended May 28, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily include $18.8 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, net of a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war.
(4)For the six-month period ended May 26, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related to our footwear business.
(5)For the three-month period ended May 26, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $55.1 million related to Project Fuel, consulting costs associated with our restructuring initiative of $5.2 million, other legal settlements and executive separation charges of $3.9 million and transaction and deal related costs of $0.7 million. The six-month period ended May 26, 2024 primarily includes net restructuring charges of $171.3 million related to Project Fuel, consulting costs associated with our restructuring initiative of $15.3 million, other legal settlements and executive separation charges of $7.6 million and transaction and deal related costs of $1.7 million.
For the three-month period ended May 28, 2023, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $6.5 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $2.9 million and other transaction and deal related costs. The six-month period ended May 28, 2023 primarily includes net restructuring charges of $17.8 million recognized in connection with the 2022 restructuring initiative, other executive severance and separation charges of $10.7 million, costs associated with the wind-down of the Russia business of $3.4 million and other transaction and deal related costs.
(6)Tax impact calculated using the annual effective tax rate of 21.7%, which excludes discrete costs and benefits, primarily $7.5 million of tax benefit related to the favorable resolution of a state audit.

Adjusted Free Cash Flow:
We define Adjusted free cash flow, a non-GAAP financial measure, as net cash flow from operating activities less purchases of property, plant and equipment. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Six Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$262.8	$286.2	$548.8	$125.4
Net cash used for investing activities	(69.7)	(62.4)	(141.4)	(81.5)
Net cash provided by (used for) financing activities	(68.4)	(71.9)	(162.9)	5.9
Non-GAAP measure:

Net cash provided by operating activities	$262.8	$286.2	$548.8	$125.4
Purchases of property, plant and equipment	(40.2)	(70.5)	(111.8)	(181.4)
Adjusted free cash flow	$222.6	$215.7	$437.0	$(56.0)

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Net income	$143.8	$436.6

Numerator
Adjusted net income(1)	$459.4	$448.0
Interest expense	42.3	41.0
Adjusted income tax expense	50.3	33.0
Adjusted net income before interest and taxes	552.0	522.0
Income tax adjustment(2)	(54.5)	(36.0)
Adjusted net income before interest and after taxes	$497.5	$486.0
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted Net Income table for more information.
(2) Tax impact calculated using the trailing four quarters effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	May 26, 2024	May 28, 2023

	(Dollars in millions)
	(Unaudited)
Denominator
Total debt, including operating lease liabilities	$2,172.7	$2,165.2
Shareholders' equity	1,971.1	1,873.3
Cash and Short-term investments	(464.6)	(518.3)
Total invested Capital	$3,679.2	$3,520.2

Net income to Total invested capital	3.9%	12.4%
Return on Invested Capital	13.5%	13.8%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period.
Constant-Currency Net Revenues:
The table below sets forth the calculation of net revenues by segment on a constant-currency basis for the comparison period applicable to the three-month and six-month periods ended May 26, 2024:

	Three Months Ended			Six Months Ended
	May 26, 2024	May 28, 2023	% Increase (Decrease)	May 26, 2024	May 28, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,441.2	$1,336.8	7.8%	$2,998.8	$3,025.7	(0.9)%
Impact of foreign currency exchange rates	—	(14.0)	*	—	(14.7)	*
Constant-currency net revenues	$1,441.2	$1,322.8	9.0%	$2,998.8	$3,011.0	(0.4)%

Americas
As reported	$712.2	$608.9	17.0%	$1,448.0	$1,431.9	1.1%
Impact of foreign currency exchange rates	—	3.5	*	—	11.5	*
Constant-currency net revenues - Americas	$712.2	$612.4	16.3%	$1,448.0	$1,443.4	0.3%

Europe
As reported	$353.7	$361.3	(2.1)%	$777.2	$816.4	(4.8)%
Impact of foreign currency exchange rates	—	(1.5)	*	—	3.7	*
Constant-currency net revenues - Europe	$353.7	$359.8	(1.7)%	$777.2	$820.1	(5.2)%

Asia
As reported	$260.0	$261.7	(0.7)%	$548.8	$551.2	(0.4)%
Impact of foreign currency exchange rates	—	(15.7)	*	—	(30.1)	*
Constant-currency net revenues - Asia	$260.0	$246.0	5.7%	$548.8	$521.1	5.3%

Other Brands
As reported	$115.3	$104.9	9.9%	$224.8	$226.2	(0.6)%
Impact of foreign currency exchange rates	—	(0.3)	*	—	0.2	*
Constant-currency net revenues - Other Brands	$115.3	$104.6	10.2%	$224.8	$226.4	(0.7)%

Dockers
As reported	$82.4	$75.8	8.6%	$159.8	$168.1	(5.0)%
Impact of foreign currency exchange rates	—	(0.3)	*	—	0.2	*
Constant-currency net revenues - Dockers	$82.4	$75.5	9.1%	$159.8	$168.3	(5.0)%

Beyond Yoga
As reported	$32.9	$29.1	13.0%	$65.0	$58.1	11.7%
Impact of foreign currency exchange rates	—	—	*	—	—	*
Constant-currency net revenues - Beyond Yoga	$32.9	$29.1	13.0%	$65.0	$58.1	11.7%
___________
* Not meaningful

The table below sets forth the calculation of net revenues by channel on a constant-currency basis for the comparison period applicable to the three-month and six-month periods ended May 26, 2024:

	Three Months Ended			Six Months Ended
	May 26, 2024	May 28, 2023	% Increase (Decrease)	May 26, 2024	May 28, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,441.2	$1,336.8	7.8%	$2,998.8	$3,025.7	(0.9)%
Impact of foreign currency exchange rates	—	(14.0)	*	—	(14.7)	*
Constant-currency net revenues	$1,441.2	$1,322.8	9.0%	$2,998.8	$3,011.0	(0.4)%

Wholesale
As reported	$768.7	$715.3	7.4%	$1,572.2	$1,700.2	(7.5)%
Impact of foreign currency exchange rates	—	(1.1)	*	—	2.4	*
Constant-currency net revenues - Wholesale	$768.7	$714.2	7.6%	$1,572.2	$1,702.6	(7.7)%

DTC
As reported	$672.5	$621.5	8.2%	$1,426.6	$1,325.5	7.6%
Impact of foreign currency exchange rates	—	(12.9)	*	—	(17.1)	*
Constant-currency net revenues - DTC	$672.5	$608.6	10.5%	$1,426.6	$1,308.4	9.0%
___________
* Not meaningful

Constant-Currency Adjusted EBIT and Constant Currency Adjusted EBIT margin:

	Three Months Ended			Six Months Ended
	May 26, 2024	May 28, 2023	% Increase (Decrease)	May 26, 2024	May 28, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$87.0	$31.5	176.2%	$227.7	$216.8	5.0%
Impact of foreign currency exchange rates	—	(2.9)	*	—	(4.5)	*
Constant-currency Adjusted EBIT	$87.0	$28.6	204.2%	$227.7	$212.3	7.3%

Adjusted EBIT margin	6.0%	2.4%	150.0%	7.6%	7.2%	5.6%
Impact of foreign currency exchange rates	—	(0.2)	*	—	(0.1)	*
Constant-currency Adjusted EBIT margin(2)	6.0%	2.2%	172.7%	7.6%	7.1%	7.0%
_____________
(1)Adjusted EBIT is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended			Six Months Ended
	May 26, 2024	May 28, 2023	% Increase (Decrease)	May 26, 2024	May 28, 2023	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income(1)	$66.2	$15.2	*	$168.7	$150.0	12.5%
Impact of foreign currency exchange rates	—	(3.5)	*	—	(3.0)	*
Constant-currency Adjusted net income	$66.2	$11.7	*	$168.7	$147.0	14.8%
Constant-currency Adjusted net income margin(2)	4.6%	0.9%		5.6%	4.9%

Adjusted diluted earnings per share	$0.16	$0.04	*	$0.42	$0.37	13.5%
Impact of foreign currency exchange rates	—	(0.01)	*	—	—	*
Constant-currency Adjusted diluted earnings per share	$0.16	$0.03	*	$0.42	$0.37	13.5%
_____________
(1)Adjusted net income is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful